UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2025

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 Sylvan Way,	Parsippany,	New Jersey	07054
(Address of principal executive offices)			(Zip Code)

(973) 822-7000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 21, 2025, Mr. Robert Scully retired from the Board of Directors of Zoetis Inc. (the “Company”), prior to the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) in accordance with the Company’s director retirement policy.
Effective May 21, 2025, Dr. Mark Stetter was elected to the Board of Directors of the company at the Annual Meeting. On May 22, 2025, the Company issued a press release announcing the election of Dr. Stetter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As discussed under Item 5.02 of this Current Report on Form 8-K, on May 21, 2025, the Company held the Annual Meeting. At the Annual Meeting, the Company’s shareholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2025 (the “Proxy Statement”). There were 392,890,991 shares of common stock present at the Annual Meeting in person or by proxy, which represented 88.08% of the voting power of the shares of common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on March 28, 2025 (the “Record Date”).

The shareholders of the Company voted on the following proposals at the Annual Meeting:

1. To elect twelve directors, each to serve for a one-year term until the 2026 Annual Meeting of Shareholders or until each director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
2. A non-binding advisory vote on the compensation program for the Company’s named executive officers as disclosed in the Proxy Statement.
3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
4. To approve a shareholder proposal regarding a special shareholder meeting improvement.
The voting results for each of these proposals are detailed below.
1. Election of Directors

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul M. Bisaro	369,537,255	2,013,136	524,266	20,816,334
Vanessa Broadhurst	367,646,157	3,694,456	734,044	20,816,334
Frank A. D'Amelio	350,971,578	20,566,366	536,713	20,816,334
Gavin D.K. Hattersley	367,143,208	4,384,681	546,768	20,816,334
Sanjay Khosla	363,294,340	8,250,547	529,770	20,816,334
Antoinette R. Leatherberry	370,300,160	1,239,724	534,773	20,816,334
Michael B. McCallister	355,271,093	16,276,093	527,471	20,816,334
Gregory Norden	346,322,416	24,910,002	842,239	20,816,334
Louise M. Parent	359,379,090	12,177,746	517,821	20,816,334
Kristin C. Peck	366,830,103	3,876,770	1,367,784	20,816,334
Willie M. Reed	363,493,695	7,857,615	723,347	20,816,334
Mark Stetter	371,157,755	379,799	537,103	20,816,334
Each of the twelve nominees for director was elected to serve for a one-year term until the 2026 Annual Meeting of Shareholders or until each director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
2. Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
334,181,202	35,190,564	2,702,891	20,816,334

The shareholders approved, on a non-binding advisory basis, the compensation program for the Company’s named executive officers as disclosed in the Proxy Statement.
3. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
384,785,460	7,615,268	490,263	—
The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
4. Shareholder Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,420,440	320,662,986	991,231	20,816,334
The shareholders did not approve the shareholder proposal regarding a special shareholder meeting improvement.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Description

99.1	Press Release issued on May 22, 2025, regarding the election of Dr. Mark Stetter.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

Dated: May 22, 2025	By:	/s/ Roxanne Lagano
Roxanne Lagano
Executive Vice President,
General Counsel and Corporate Secretary